                                                                    Exhibit 12.1


                              TRENWICK GROUP LTD.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                 (Amounts in thousands of United States dollars)


                                                           Three Months
                                                              Ended       Year Ended
                                                             March 31,    December 31,          Year Ended September 30,
                                                               2001          2000          1999          1998           1997
                                                           ------------   ------------   ---------      -------       --------
Income (loss) before income taxes and extraordinary item      $15,536       $4,215       $(5,679)       $65,232       $121,468
Fixed charges (as below)                                        7,472        6,404         1,714          1,881          1,678
                                                             --------     --------       --------      --------       --------
Earnings (loss) (for ratio calculation)                       $22,828      $10,619       $(3,965)       $67,113       $123,146
                                                             --------     --------       --------      --------       --------
Fixed charges:
Interest expense and dividends on preferred stock
   of subsidiaries                                            $ 7,472       $6,404       $ 1,714        $ 1,881       $  1,678
                                                             --------     --------       --------      --------       --------
Total fixed charges                                           $ 7,472       $6,404       $ 1,714        $ 1,881       $  1,678
                                                             --------     --------       --------      --------       --------
Ratio of earnings to fixed charges                               3.06         1.66            --          35.68          73.39
                                                             --------     --------       --------      --------       --------
Deficiency of earnings to fixed charges                                                  $(5,679)
                                                                                         --------



                              TRENWICK GROUP LTD.
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

                (Amounts in thousands of United States dollars)

                                         Three Months
                                            Ended            Year Ended       Year Ended       Year Ended     Year Ended
                                           March 31,        December 31,     September 30,    September 30,  September 30,
                                            2001               2000              1999             1998           1997
Earnings available for fixed charges
  and preferred share dividends
Net (loss) income before minority
  interest and income taxes              $15,356            $ 4,215            $ (5,679)        $65,232       $121,468
Interest expense and dividends on
  preferred stock of subsidiaries(1)       7,472              6,404               1,714           1,881          1,678
                                        -------------       -----------        ---------        ---------     -----------
Total earnings available for fixed
  charges and preferred dividends        $22,828            $10,619            $ (3,965)        $67,113       $123,146
                                        =============       ===========        =========        =========     ===========
Fixed charges and preferred share
  dividends
Interest expense and dividends on
  preferred stock of subsidiaries       $ 7,472             $ 6,404            $  1,714         $ 1,881       $  1,678
                                        -------------       -----------        ---------        ---------     -----------
Total fixed charges                     $ 7,472             $ 6,404            $  1,714         $ 1,881       $  1,678
                                        -------------       -----------        ---------        ---------     -----------
Preferred share dividends(1)                 --               4,923               6,563           6,563          2,807
                                        -------------       -----------        ---------        ---------     -----------
Combined fixed charges and
  preferred share dividends             $ 7,472             $11,327            $  8,277         $ 8,444       $  4,485
                                        =============       ===========        =========        =========     ===========
Ratio of earnings to combined fixed
  charges and preferred share dividends     3.06                  --                  --             7.9           27.5
                                        =============       ===========        =========        =========     ===========
Deficiency of earnings to combined
  fixed charges and preferred                               $  (708)           $(12,242)
  share dividends                                           ===========        =========


(1) Preferred share dividends were not deducted from net income before minority interest prior to the September 27, 2000 Trenwick/LaSalle business combination.

                         TRENSWICK AMERICA CORPORATION
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                (Amounts in Thousands of United States dollars)


                                                                   Three Months
                                                                      Ended
                                                                     March 31,               Year Ended December 31,
                                                                       2001        2000       1999       1998      1997      1996
                                                                       ----        ----       ----       ----      ----      ----
Earnings
Net income (loss)                                                   $ 6,747       $(36,972)  $ (9,895)  $25,608   $31,976   $33,127
Extraordinary loss on debt redemption, net of income tax benefit          -            825          -         -     1,037         -
Income taxes (benefit)                                               (3,022)       (22,084)   (12,355)    4,762     9,541     9,701
                                                                    -------       --------   --------   -------   -------   -------

Income (loss) before income taxes and extraordinary item              3,725        (58,231)   (22,250)   30,370    42,554    42,828
Fixed charges (as below)                                              5,148         27,053     18,550    13,656     9,814     6,503
                                                                    =======       ========   ========   =======   =======   =======
Earnings (loss) (for ratio calculation)                             $ 8,873       $(31,178)  $ (3,700)  $44,026   $52,368   $49,331
                                                                    -------       --------   --------   -------   -------   -------

Fixed charges:
Interest expense                                                     $2,722       $ 17,351   $  8,848   $ 3,954   $   894   $ 6,503
Dividends on capital securities of subsidiary trust                   2,426          9,702      9,702     9,702     8,920         -
                                                                    -------       --------   --------   -------   -------   -------
Total fixed charges                                                  $5,148       $ 27,053   $ 18,550   $13,656   $ 9,814   $ 6,503
                                                                    =======       ========   ========   =======   =======   =======
Ratio of earnings of fixed charges                                      1.7              -          -       3.2       5.3       7.6
                                                                    =======       ========   ========   =======   =======   =======
Deficiency of earnings to fixed charges                                           $(58,231)  $(22,250)
                                                                                  ========   ========